Exhibit 21.1

Global Crossing Subsidiaries

Asia:

Global Crossing Australia Pty Limited	Australia

Global Crossing Hong Kong Limited	Hong Kong

Global Crossing Japan KK	Japan

Global Crossing Singapore Pte. Ltd.	Singapore

Bermuda:

Atlantic Crossing Ltd.	Bermuda

GC Crystal Holdings Ltd.	Bermuda

Global Crossing Asia Holdings Ltd.	Bermuda

Global Crossing Australia Holdings Ltd.	Bermuda

Global Crossing Holdings Limited	Bermuda

Global Crossing International Networks Ltd.	Bermuda

Global Crossing International, Ltd.	Bermuda

Global Crossing Limited	Bermuda

Global Crossing Network Center Ltd.	Bermuda

Old GMS Holdings Ltd.	Bermuda

PAC Panama Ltd.	Bermuda

South American Crossing Holdings Ltd.	Bermuda

Europe:

Fibernet GmbH	Germany

GC Hungary Holdings Vagyonkezelö Korlátolt Felelösségü Társaság	Hungary

GC Landing Co. GmbH	Germany

GC Pan European Crossing France s.a.r.l.	France

Global Crossing PEC Holdings B.V.	Netherlands

GC Pan European Crossing Networks B.V.	Netherlands

Global Crossing PEC Österreich GmbH	Austria

GC Pan European Crossing Slovakia s.r.o.	Slovakia

Global Crossing België b.v.b.a.	Belgium

Global Crossing Cyprus Holdings Limited	Cyprus

Global Crossing Ireland Limited	Ireland

Global Crossing Nederland B.V.	Netherlands

Global Crossing Venezuela B.V.	Netherlands

Global Crossing PEC Belgium b.v.b.a.	Belgium

Global Crossing PEC Czech s.r.o.	Czech Republic

Global Crossing PEC Danmark ApS	Denmark

Global Crossing PEC Deutschland GmbH	Germany

Global Crossing PEC Espana S.A.	Spain

Global Crossing PEC Italia s.r.l.	Italy

Global Crossing PEC Luxembourg I S.a.r.l.	Luxembourg

Global Crossing PEC Luxembourg II S.a.r.l.	Luxembourg

Global Crossing PEC Nederland B.V.	Netherlands

Global Crossing PEC Norge AS	Norway

Global Crossing PEC Switzerland AG	Switzerland

Global Crossing Services Europe Limited	Ireland

Global Crossing Services Ireland Limited	Ireland

Global Crossing Sverige A.B .	Sweden

GT Netherlands B.V.	Netherlands

International Satellite Communication Holding Aktiengesellschaft	Liechtenstein

North America:

ALC Communications Corporation	Delaware

Ameritel Management, Inc.	British Columbia

Budget Call Long Distance, Inc.	Delaware

Business Telemanagement, Inc.	California

Equal Access Networks, LLC	Delaware

GC Mart LLC	Michigan

Global Crossing Advanced Card Services, Inc.	Iowa

Global Crossing Bandwidth, Inc.	California

Global Crossing Billing, Inc.	Michigan

Global Crossing Development Co.	Delaware

Global Crossing Employee Services Inc.	Delaware

Global Crossing Government Markets USA, Inc.	Virginia

Global Crossing Holdings USA, LLC	Delaware

Global Crossing Internet Dial-Up, Inc.	Delaware

Global Crossing Latin America & Caribbean Co.	Delaware

Global Crossing Local Services, Inc.	Michigan

Global Crossing North America, Inc.	New York

Global Crossing North American Holdings, Inc.	Delaware

Global Crossing North American Networks, Inc.	Delaware

Global Crossing Telecommunications-Canada, Ltd.	Canada

Global Crossing Telecommunications, Inc.	Michigan

Global Crossing Telemanagement VA, LLC	Virginia

Global Crossing Telemanagement, Inc.	Wisconsin

Global Crossing USA Inc.	Delaware

Global Crossing Ventures, Inc.	Delaware

GT Landing Corp.	Delaware

GT Landing II Corp.	Delaware

Impsat Fiber Networks, Inc.	Delaware

Impsat USA, Inc.	Delaware

International Optical Network, L.L.C.	Delaware

MAC Landing Corp.	Delaware

Old Inter Exchange Network, Inc.	Delaware

PAC Landing Corp.	Delaware

Racal Telecommunications, Inc.	Delaware

US Crossing, Inc.	Delaware

South America, Mexico & Caribbean:

Corlew Investment S.A.	Uruguay

Deason Investment S.A.	Uruguay

GC SAC Argentina S.R.L.	Argentina

G.C. St. Croix Company, Inc.	U.S. Virgin Islands

Global Crossing Argentina S.A.	Argentina

Global Crossing Colombiana Ltda.	Colombia

Global Crossing Colombia S.A.	Colombia

Global Crossing Comunicacoes do Brasil Ltda.	Brazil

Global Crossing Comunicaciones Ecuador S.A.	Ecuador

Global Crossing Costa Rica S.R.L.	Costa Rica

Global Crossing Landing Mexicana S. de R.L.	Mexico

Global Crossing Mexicana, S. de R.L. de C.V.	Mexico

Global Crossing Mexicana II, S. De R.L. de C.V.	Mexico

Global Crossing Panama, Inc.	Panama

Global Crossing Peru, S.R.L. (Name change in process to Telecom Infrastructure Hardware S.R.L.)	Peru

Global Crossing Servicios, S. de R. L. de C. V.	Mexico

Global Crossing Venezuela S.A.	Venezuela

Impsat Chile S.A.	Chile

Impsat Participacoes E Comercial Ltda.	Brazil

Impsat Peru S.A.	Peru

SAC Brasil Holding Ltda.	Brazil

SAC Brasil S.A.	Brazil

SAC Chile S.A.	Chile

SAC Colombia Limitada (In process of liquidation)	Colombia

SAC Panama, S.A.	Panama

SAC Peru S.R.L.	Peru

United Kingdom:

Atlantic Crossing Holdings U.K. Limited	England

Fibernet Group Limited	England

Fibernet Holdings Limited	England

Fibernet Limited	England

Fibernet Quest Limited	England

Fibernet UK Limited	England

GC Acquisitions UK Limited	England

GC Impsat Holdings I Plc	England

GC Impsat Holdings II Limited	England

GC Impsat Holdings III Limited	England

GC IMPSAT Holdings Nederland B.V.	England

GC Pan European Crossing UK Limited	England

Geoconference Limited	England

Global Crossing (Bidco) Limited	England

Global Crossing Conferencing Limited	England

Global Crossing Europe Limited	England

Global Crossing Financial Markets Limited	England

Global Crossing Network Center (UK) Ltd.	England

Global Crossing (UK) Finance Plc	England

Global Crossing (UK) Telecommunications Limited	England

GT U.K. Ltd.	England

International Optical Network Limited	England

Mid-Atlantic Crossing Holdings UK Ltd	England

Pan American Crossing UK Ltd	England